UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

COMMERCE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa , California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 25, 2008, J. Robert Hipps, the Company’s principal financial officer, tendered his resignation as Interim Chief Financial Officer and Secretary of Commerce Energy Group, Inc. (the “Company”), effective January 28, 2008.  Mr. Hipps also tendered his resignation as an officer and director of each of the Company’s subsidiaries to which he served in such capacities, also effective January 28, 2008.  Mr. Hipps agreed to remain with the Company in a transitional consultant role through January 30, 2008.

(c) On January 25, 2008, the Board of Directors of the Company (the “Board”) appointed C. Douglas Mitchell as the Interim Chief Financial Officer and Secretary of the Company and designated him as the Company’s “principal financial officer” for purposes of all filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, effective January 28, 2008.  Mr. Mitchell also will serve as Interim Chief Financial Officer and as a director of the Company’s wholly-owned subsidiaries, Commerce Energy, Inc. and Skipping Stone Inc.

Mr. Mitchell, 57, is a partner of Tatum, LLC (“Tatum”), an executive services and consulting firm.  He has been a partner with Tatum since 2004.  Mr. Mitchell intends to remain a Tatum partner while he serves as Interim Chief Financial Officer and Secretary of the Company.  Mr. Hipps also was a partner of Tatum.

Mr. Mitchell’s prior experience while at Tatum includes serving from September 2007 to January 2008 as the Interim Chief Financial Officer at Nexiant, Inc., a provider of inventory management products; from April 2007 to August 2007 as Interim Chief Financial Officer at Performance Team Freight Systems, Inc., a logistics and transportation company; from September 2006 to March 2007, as Vice President and Acting Chief Financial Officer for Borland Software Corporation., a software company listed on the NASDAQ Global Market; from March 2006 to July 2006, as a consultant for Macquarie Infrastructure Co. Trust, a subsidiary of a New York Stock Exchange company; from October 2004 to February 2006, as Interim Chief Financial Officer for eTelecare Global Solutions, Inc., a multi-national call center; and from May 2004 to October 2004, as Interim Chief Financial Officer of the west coast division of Antioch University.  Mr. Mitchell also served as Chief Financial Officer for Chicago Pizza & Brewery, Inc., a multi-location restaurant enterprise listed on the NASDAQ Global Market from 2002 to 2004.

Earlier in his career, Mr. Mitchell served as Senior Audit Manager at Coopers & Lybrand.  He also has been Senior Vice President of Geneva Corporation, a mergers and acquisitions firm then owned by Chemical Bank, from 1987 to 1990.  Mr. Mitchell earned a Bachelor of Science degree in Business Administration from the University of Southern California.  He received his CPA certification in California.

Mr. Mitchell was not selected pursuant to any arrangement or understanding between Mr. Mitchell and any other person.  There are no family relationships between Mr. Mitchell and the directors or executive officers of the Company.

On January 23, 2008, the Company executed an Interim Executive Services Agreement (the “Interim Services Agreement”) dated January 14, 2008 with Tatum to engage Mr. Mitchell as Interim Chief Financial Officer.  The Interim Services Agreement sets forth the conditions under which services will be provided.  Under the terms of such agreement, Mr. Mitchell will become an employee of the Company, subject to the supervision and direction of the chief executive officer and the board of directors of the Company.  Tatum will have no control or supervision over Mr. Mitchell as long as he is performing services under the Interim Services Agreement.

Pursuant to the Interim Services Agreement, the Company will pay $37,500 per month (the “Fee”) under the Interim Services Agreement, 70% of which will be paid directly to Mr. Mitchell as a salary through the Company’s payroll system and 30% of which will be paid to Tatum.  The Interim Services Agreement also provides that if, during Mr. Mitchell’s service to the Company, the Company institutes a cash or equity based retention or similar plan, Mr. Mitchell will be entitled to be included in such plan on a basis consistent with senior management, on either an equity, or at the Company’s option, cash-equivalent basis.  The term of the Interim Services Agreement will be for a minimum period of three (3) months unless the Agreement is terminated sooner pursuant to its terms.  The Interim Agreement provides an option for the Company to hire Mr. Mitchell on a permanent basis upon entering into another form of agreement with Tatum which will provide for the payment of additional placement fees to Tatum.

In connection with entering into the Interim Services Agreement, the Company entered into its standard form of Indemnification Agreement with Mr. Mitchell.

The foregoing description of the Interim Services Agreement is only a summary, is not complete and is qualified in its entirety by reference to the actual Interim Services Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  A copy of the Indemnification Agreement is attached hereto as Exhibit 99. 2 and is incorporated by reference herein.

On January 29, 2008, the Company issued a press release announcing the resignation of Mr. Hipps and the appointment of Mr. Mitchell as the Interim Chief Financial Officer and Secretary of the Company.  A copy of the Press Release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Interim Executive Services Agreement re: C. Douglas Mitchell dated January 14, 2008

99.2	Indemnification Agreement dated January 23, 2008

99.3	Press Release dated January 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: January 29, 2008	By:	/s/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Interim Executive Services Agreement re: C. Douglas Mitchell dated January 14, 2008

99.2	Indemnification Agreement dated January 23, 2008

99.3	Press Release dated January 29, 2008